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                                                                     Exhibit 3.1

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             INVITROGEN CORPORATION
                             a Delaware Corporation


         INVITROGEN CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:


         ONE: The name of this Corporation is INVITROGEN CORPORATION. Invitrogen Corporation was originally incorporated under the name Invitrogen Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on May 21, 1997. The Certificate of Incorporation was later amended and restated pursuant to the terms of an Agreement and Plan of Merger filed with the Delaware Secretary of State on June 17, 1997.

         TWO: Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation as set forth in the Agreement and Plan of Merger.

         THREE: The text of the Certificate of Incorporation as heretofore in effect is hereby restated and further amended to read in its entirety as follows:

                                    ARTICLE I

             The name of the Corporation is Invitrogen Corporation.

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


                                   ARTICLE III

         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


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                                   ARTICLE IV

         The total number of shares of capital stock which the Corporation shall have authority to issue is 26,405,884, of which (a) 6,405,884 shares shall be preferred stock, par value $.01 per share ("Preferred Stock"), and (b) 20,000,000 shares shall be common stock, par value $.01 per share.

         Except as otherwise restricted by this Certificate of Incorporation, the Corporation is authorized to issue, from time to time, all or any portion of the capital stock of the Corporation which may have been authorized but not issued, to such person or persons and for such lawful consideration as it may deem appropriate, and generally in its absolute discretion to determine the terms and manner of any disposition of such authorized but unissued capital stock.

         In addition, the Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, including sinking fund provisions, the redemption price or prices, the liquidation preferences and the other preferences, powers, rights, qualifications, limitations and restrictions of any wholly unissued class or series of Preferred Stock, not including any Convertible Preferred Stock nor Redeemable Preferred Stock, as defined in Article IV. A. and B. below, and the number of shares constituting any such series and the designation thereof, or any of them.

         Any and all such shares issued for which the full consideration has been paid or delivered shall be deemed fully paid shares of capital stock, and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

         The voting powers, designations, preferences, privileges and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of each class of capital stock of the Corporation, shall be as provided in this Article IV.

                         A. CONVERTIBLE PREFERRED STOCK

         1. DESIGNATION. A total of 2,202,942 shares of the Corporation's Preferred Stock shall be designated as Series A Convertible Redeemable Preferred Stock, $.01 par value per share (the "Convertible Preferred Stock").

         2.       ELECTION OF DIRECTORS; VOTING.

                  (a) ELECTION OF DIRECTORS. The holders of outstanding shares of Convertible Preferred Stock shall, voting together as a separate class, be entitled to elect one (1) Director of the Corporation. Such Director shall be the candidate receiving the highest number of affirmative votes (with each holder of Convertible Preferred Stock entitled to cast one vote for or against each candidate with respect to each share of Convertible Preferred Stock held by such holder) of the outstanding shares of Convertible Preferred Stock (the "Convertible Preferred Stock Director Designee"), with votes cast against such candidate and votes withheld having no legal effect. The election of the Convertible Preferred Stock Director Designee by the holders of the Convertible Preferred Stock shall occur (i) at the annual meeting of holders of capital stock, (ii) at any special


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meeting of holders of capital stock, (iii) at any special meeting of holders of
Convertible Preferred Stock called by holders of a majority of the outstanding shares of Convertible Preferred Stock or (iv) by the unanimous written consent of holders of the outstanding shares of Convertible Preferred Stock. If at any time when any share of Convertible Preferred Stock is outstanding the Convertible Preferred Stock Director Designee should cease to be a Director for any reason, the vacancy shall only be filled by the vote or written consent of the holders of the outstanding shares of Convertible Preferred Stock, voting together as a separate class, in the manner and on the basis specified above. The holders of outstanding shares of Convertible Preferred Stock shall also be entitled to vote for all other Directors of the Corporation together with holders of all other shares of the Corporation's outstanding capital stock entitled to vote thereon, voting as a single class, with each outstanding share entitled to the same number of votes specified in Section A.2(b).

                  (b) VOTING GENERALLY. The holder of each share of Convertible Preferred Stock shall be entitled to the number of votes equal to the largest number of full shares of Common Stock (as defined in Section C of this Article
IV) into which each share of Convertible Preferred Stock could be converted pursuant to Section A.6 hereof (other than by means of Section A.6(b)) on the record date for the vote or for written consent of stockholders, if applicable, multiplied by the number of shares of Convertible Preferred Stock held of record on such date. The holder of each share of Convertible Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the by-laws of the Corporation and shall vote with holders of the Common Stock, voting together as single class, upon all matters submitted to a vote of stockholders excluding those matters required to be submitted to a class or series vote pursuant to the terms hereof (including without limitation Section A.8) or by law. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Convertible Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half rounded upward to one).

         3. DIVIDENDS. The holders of Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative (non-compounding) dividends on the Convertible Preferred Stock in cash, at the rate per annum of six percent (6%) of the Convertible Base Liquidation Amount (as defined in Section A.4 below), or $.4085 per share of Convertible Preferred Stock as of the date this Certificate of Incorporation is first filed with the Delaware Secretary of State (the "Convertible Cumulative Dividend"). Such dividends will accumulate commencing as of the date of issuance of the Convertible Preferred Stock and shall be cumulative, to the extent unpaid, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Convertible Cumulative Dividends shall become due and payable with respect to any share of Convertible Preferred Stock as provided in Sections A.4, A.5, A.6, B.4 and B.5. So long as any shares of Convertible Preferred Stock are outstanding and the Convertible Cumulative Dividends have not been paid in full in cash: (a) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any capital stock of the Corporation ranking junior to the Convertible Preferred Stock; and, (b) except as permitted by Sections A.8(c)(ii) and (iii), no shares of capital stock of the Corporation ranking junior to the Convertible Preferred Stock shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof. All numbers relating to the calculation of dividends pursuant to this Section A.3 shall be subject to equitable adjustment in the event of any stock split,


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combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Convertible Preferred Stock.

         4.       LIQUIDATION.

                  (a) LIQUIDATION PREFERENCE. Upon any liquidation, dissolution or winding up of the Corporation and its subsidiaries, whether voluntary or involuntary (a "Liquidation Event"), each holder of outstanding shares of Convertible Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders, whether such assets are capital, surplus or earnings, and before any amount shall be paid or distributed to the holders of Common Stock or of any other stock ranking on liquidation junior to the Convertible Preferred Stock, an amount in cash equal to (i) $6.8091 per share of Convertible Preferred Stock held by such holder (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Convertible Preferred Stock) (the "Convertible Base Liquidation Preference Amount") plus (ii) any accumulated but unpaid dividends to which such holder of outstanding shares of Convertible Preferred Stock is then entitled pursuant to Sections A.3 and A.5(d) hereof, plus (iii) any interest accrued pursuant to Section A.5(c) to which such holder of Convertible Preferred Stock is entitled (the "Convertible Preferred Liquidation Preference Amount"); PROVIDED, HOWEVER, that if, upon any Liquidation Event, the amounts payable with respect to the Convertible Preferred Stock are not paid in full, the holders of the Convertible Preferred Stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. The provisions of this Section A.4 shall not in any way limit the right of the holders of Convertible Preferred Stock to elect to convert their shares of Convertible Preferred Stock into Redeemable Preferred Stock and Common Stock pursuant to Section A.6 prior to or in connection with any Liquidation Event.

         (b) NOTICE. Prior to the occurrence of any Liquidation Event, the Corporation will furnish each holder of Convertible Preferred Stock notice in accordance with Section A.9 hereof, together with a certificate prepared by the chief financial officer of the Corporation describing in detail the facts of such Liquidation Event, stating in detail the amount(s) per share of Convertible Preferred Stock each holder of Convertible Preferred Stock would receive pursuant to the provisions of Section A.4(a) hereof and stating in detail the facts upon which such amount was determined.

         5.       REDEMPTION.

         (a)      REDEMPTION EVENTS.

                       (i) The holder or holders of not less than sixty-six and two-thirds percent in voting power of the outstanding Convertible Preferred Stock may require the Corporation to redeem on or after June 18, 2003, 50% of the outstanding shares of Convertible Preferred Stock; PROVIDED, HOWEVER, that such holder or holders may not require the Corporation to redeem less than 50% of the outstanding shares of Convertible Preferred Stock.

                       (ii) The holder or holders of not less than sixty-six and two-thirds percent in voting power of the outstanding Convertible Preferred Stock may require the Corporation to redeem on or after June 18, 2004 all of the outstanding shares of Convertible Preferred Stock;


                                       4
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PROVIDED, HOWEVER, that such holder or holders may not require the Corporation to redeem less than the number of outstanding shares of Convertible Preferred Stock.

                       (iii) NOTICE. An election pursuant to subparagraphs (i) or (ii) of this Section A.5(a) shall be made by such holders giving the Corporation and each other holder of Convertible Preferred Stock not less that fifteen (15) days prior written notice, which notice shall set forth the date for such redemption.

         (b) REDEMPTION DATE; REDEMPTION PRICE. Upon the election of the holders of not less than sixty-six and two-thirds of the voting power of the outstanding Convertible Preferred Stock to cause the Corporation to redeem the Convertible Preferred Stock pursuant to Section A.5(a)(i) or (ii), all holders of Convertible Preferred Stock shall be deemed to have elected to cause the Convertible Preferred Stock to be so redeemed. Any date upon which a redemption shall occur in accordance with Section A.5(a) shall be referred to as a "Convertible Preferred Redemption Date." The redemption price for each share of Convertible Preferred Stock redeemed pursuant to Section A.5 shall be an amount in cash equal to (i) the Convertible Base Liquidation Preference Amount plus
(ii) any accumulated but unpaid dividends on such share of Convertible Preferred Stock pursuant to Sections A.3 and A.5(d) hereof, plus (iii) any interest accrued with respect to such share of Convertible Preferred Stock pursuant to Section A.5(c) (collectively, the "Convertible Preferred Redemption Price"). The Convertible Preferred Redemption Price shall be payable in cash in immediately available funds to the respective holders of the Convertible Preferred Stock on the Convertible Preferred Redemption Date and subject to Section A.5(c). Until the full Convertible Preferred Redemption Price has been paid to such holders for all shares of Convertible Preferred Stock being redeemed: (A) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any capital stock of the Corporation; and (B) no shares of capital stock (other than shares of capital stock the repurchase of which is required pursuant to the provisions of ERISA or any like statutory requirement) of the Corporation (other than the Convertible Preferred Stock in accordance with this Section A.5) shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof.

         (c) REDEMPTION PROHIBITED. If, at a Convertible Preferred Redemption Date, the Corporation is prohibited under the General Corporation Law of the State of Delaware from redeeming all shares of Convertible Preferred Stock for which redemption is required hereunder, then it shall redeem such shares on a pro-rata basis among the holders of Convertible Preferred Stock in proportion to the full respective redemption amounts to which they are entitled hereunder to the extent possible and shall redeem the remaining shares to be redeemed as soon as the Corporation is not prohibited from redeeming some or all of such shares under the General Corporation Law of the State of Delaware, subject to the last paragraph of Section A.8. The shares of Convertible Preferred Stock not redeemed shall remain outstanding and entitled to all of the rights and preferences provided in this Article IV. In the event that the Corporation fails to redeem shares for which redemption is required pursuant to this Section A.5, then during the period from the applicable Convertible Preferred Redemption Date through the date on which such shares are redeemed, the applicable Convertible Preferred Redemption Price of such shares shall bear interest at the per annum rate of the greater of (i) 12% or (ii) 5% over the Citibank prime rate published in the Wall Street Journal on such Convertible Preferred Redemption Date, compounded annually;


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PROVIDED, HOWEVER, that in no event shall such interest exceed the maximum permitted rate of interest under applicable law (the "Maximum Permitted Rate"). In the event that fulfillment of any provision hereof results in such rate of interest being in excess of the Maximum Permitted Rate, the obligation to be fulfilled shall automatically be reduced to eliminate such excess; PROVIDED, HOWEVER, that any subsequent increase in the Maximum Permitted Rate shall be retroactively effective to the applicable Convertible Preferred Redemption Date.

          (d) DIVIDEND AFTER CONVERTIBLE PREFERRED REDEMPTION DATE. From and after a Convertible Preferred Redemption Date, no shares of Convertible Preferred Stock subject to redemption shall be entitled to dividends, if any, as contemplated by Section A.3; PROVIDED, HOWEVER, that in the event that shares of Convertible Preferred Stock are unable to be redeemed and continue to be outstanding in accordance with Section A.5(c), such shares shall continue to be entitled to dividends and interest thereon as provided in Sections A.3 and A.5(c) until the date on which such shares are actually redeemed by the Corporation.

          (e) SURRENDER OF CERTIFICATES. Upon receipt of the applicable Convertible Preferred Redemption Price by certified check or wire transfer, each holder of shares of Convertible Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, duly assigned or endorsed for transfer (or accompanied by duly executed stock powers relating thereto), or, in the event the certificate or certificates are lost, stolen or missing, shall deliver an affidavit or agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith (an "Affidavit of Loss") with respect to such certificates at the principal executive office of the Corporation or the office of the transfer agent for the Convertible Preferred Stock or such office or offices in the continental United States of an agent for redemption as may from time to time be designated by notice to the holders of Convertible Preferred Stock, and each surrendered certificate shall be canceled and retired; PROVIDED, HOWEVER, that if the holder has exercised its redemption right pursuant to Section A.5(a)(i) or the Corporation is prohibited from redeeming all shares of Convertible Preferred Stock as provided in Section A.5(c), the holder shall not be required to surrender said certificate(s) to the Corporation until said holder has received a new stock certificate for those shares of Convertible Preferred Stock not so redeemed.

         6. CONVERSION. The holders of the Convertible Preferred Stock shall have the following conversion rights:

                  (a) VOLUNTARY CONVERSION. The holders of shares of Convertible Preferred Stock shall be entitled at any time, upon the written election of the holder or holders of not less than sixty-six and two-thirds percent in voting power of the outstanding shares of Convertible Preferred Stock, without the payment of any additional consideration, to cause each (but not less than all) of the outstanding shares of Convertible Preferred Stock to be converted into (i) the number of fully paid and nonassessable shares of Common Stock (as hereinafter defined) which results from dividing the Conversion Price (as defined in this Section A.6(a)) per share in effect for the Convertible Preferred Stock at the time of conversion into the per share Conversion Value (as defined in this Section A.6(a)) of the Convertible Preferred Stock and (ii) one (1) fully paid and non-assessable share of Redeemable Preferred Stock per share of Convertible Preferred Stock. Upon the election to so convert in the manner and on the basis specified in the preceding sentence,


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all holders of the Convertible Preferred Stock shall be deemed to have elected to voluntarily convert all outstanding shares of Convertible Preferred Stock pursuant to this Section A.6. Upon the filing of this Certificate of Incorporation with the Delaware Secretary of State, the "Conversion Price" per share of Convertible Preferred Stock shall be $6.8091, and the per share "Conversion Value" per share of Convertible Preferred Stock shall be $6.8091. The Conversion Price per share of Convertible Preferred Stock shall be subject to adjustment from time to time as provided in Section A.7 hereof. The Conversion Value per share of Convertible Preferred Stock shall also be subject to adjustment in connection with certain Qualified Public Offerings (as defined in Section A.6(b) below) as provided in Section A.7 hereof. The number of shares of Common Stock into which a share of Convertible Preferred Stock is convertible is hereinafter referred to as the "Common Stock Conversion Rate." The number of shares of Redeemable Preferred Stock into which a share of Convertible Preferred Stock is convertible is hereinafter referred to as the "Redeemable Conversion Rate." If the holders of shares of Convertible Preferred Stock elect to convert the outstanding shares of Convertible Preferred Stock at a time when there are any accumulated but unpaid dividends or other amounts due on or in respect of such shares, such dividends and other amounts shall be paid in full upon a Liquidation Event (as set forth in Section B.4) or redemption of the Redeemable Preferred Stock (as set forth in Section B.5).

                  (b) AUTOMATIC CONVERSION UPON QPO OR QET. Each share of Convertible Preferred Stock shall automatically be converted, without the payment of any additional consideration, into shares of Common Stock and Redeemable Preferred Stock as of, and in all cases subject to, the closing of the Corporation's first QPO or QET (each as defined below in Section A.6(b)); PROVIDED that if a closing of a QPO or QET occurs, all outstanding shares of Convertible Preferred Stock shall be deemed to have been converted into shares of Common Stock and Redeemable Preferred Stock as provided herein immediately prior to such closing. Any such conversion shall be at the Common Stock Conversion Rate and Redeemable Conversion Rate in effect upon (and giving effect to) the closing of the QPO or QET, as provided in Section A.6(a). "QPO" and "Qualified Public Offering" mean a firm commitment public offering pursuant to an effective registration statement under Securities Act of 1933, as amended, PROVIDED that (i) such registration statement covers the offer and sale of Common Stock of which the aggregate net proceeds attributable to sales for the account of the Corporation exceed $20,000,000 at a per share price to public (as set forth in the final prospectus in connection with such public offering) (the "Price to Public") equal to at least 1.25 times the Conversion Price, and (ii) either all shares of Redeemable Preferred Stock which are outstanding or issuable upon such automatic conversion are redeemed immediately upon and as of the closing of such offering or contemporaneously with such offering cash, or, as provided in Section B.5(b), cash and a promissory note in the form attached hereto, in an amount sufficient to redeem all such shares of Redeemable Preferred Stock is segregated and irrevocably held by the Corporation for payment to holders of Redeemable Preferred Stock in connection with the redemption thereof pursuant to Section B.5(a)(i). "QET" and "Qualified Extraordinary Transaction" mean any of the transactions set forth in subparagraphs (A) through (D) below, PROVIDED that (i) at the closing of such transaction the holders of Common Stock that held Convertible Preferred Stock prior to such automatic conversion upon such QET (the "Conversion Holders") receive per share consideration with a value (as determined in Section A.6(c) below with respect to securities, and excluding any amount (exceeding five percent (5%) of the total consideration paid or payable to the Corporation's stockholders) held in escrow or otherwise not actually received as of such closing date) that equals or exceeds three (3) times the


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Conversion Price should such transaction close prior to or on December 18, 1998, with such amount increasing in a linear fashion to four (4) times the Conversion Price should such transaction close on or after June 18, 2000, (for example, one of the transactions set forth in subparagraphs (A) through (D) would be a QET if such per share consideration was three and one-half (3.5) times the Conversion Price and the transaction closed on September 18, 1999, and (ii) such consideration is in the form of cash and/or unrestricted equity securities of a corporation and such securities have an average monthly trading volume over the four (4) full trading months prior to the closing date of the transaction equal to two (2) times the aggregate number of such securities to be issued to the Conversion Holders in connection with such closing and such securities trade on either the New York Stock Exchange, the Nasdaq National Market or the American Stock Exchange. The following transactions (each an "Extraordinary Transaction") shall be deemed a QET if the conditions set forth in clauses (i) and (ii) of the immediately preceding sentence are satisfied:

         (A) the sale, lease or other disposition of (whether in one transaction or a series of related transactions) all or substantially all of the assets or business of the Corporation and its subsidiaries;

         (B) a merger or consolidation of the Corporation with or into another entity or any other transaction or series of related transactions, in any such case in connection with or as a result of which the Corporation is not the surviving entity or the owners of the Corporation's outstanding equity securities prior to the transaction or series of related transactions do not own at least a majority of the outstanding equity securities of the surviving, resulting or consolidated entity;

         (C) any purchase by any party of shares of capital stock of the Corporation (either through a negotiated stock purchase or a tender for such shares), the effect of which is that such party that did not beneficially own a majority of the voting power of the outstanding shares of capital stock of the Corporation immediately prior to such purchase beneficially owns at least a majority of such voting power immediately after such purchase; or

         (D) the redemption or repurchase of shares representing a majority of the voting power of the outstanding shares of capital stock of the Corporation.

If the holders of shares of Convertible Preferred Stock are required to convert the outstanding shares of Convertible Preferred Stock pursuant to this Section A.6(b) at a time when there are any accumulated but unpaid dividends or other amounts due on or in respect of such shares, such dividends and other amounts shall be paid in full in cash by the Corporation in connection with such conversion.

               (c) VALUATION OF DISTRIBUTION SECURITIES. In determining whether an Extraordinary Transaction constitutes a QET, the value of any securities to be delivered to the holders of the Common Stock shall be deemed to be the average of the closing prices or last sales prices, as applicable, of the securities on such exchange or system over the 30-day period ending three (3) business days prior to the closing.

               (d) PROCEDURE FOR VOLUNTARY CONVERSION; EFFECTIVE DATE. Upon election to convert pursuant to Section A.6(a), each holder of Convertible Preferred Stock (i) shall provide


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written notice of conversion (the "Voluntary Conversion Notice") to the
Corporation and (ii) shall surrender the certificate or certificates representing its Convertible Preferred Stock, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Convertible Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Convertible Preferred Stock by the Corporation, or shall deliver an Affidavit of Loss with respect to such certificates. The Voluntary Conversion Notice shall specify (i) the number of shares of Convertible Preferred Stock held by such holder, (ii) the name or names in which such holder wishes the certificate or certificates for Common Stock and Redeemable Preferred Stock to be issued upon such conversion and (iii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion. The issuance by the Corporation of shares of Common Stock and Redeemable Preferred Stock upon a conversion of Convertible Preferred Stock pursuant to Section A.6(a) hereof shall be effective as of the surrender of the certificate or certificates for the Convertible Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or as of the delivery of an Affidavit of Loss. Upon surrender of a certificate representing Convertible Preferred Stock for conversion, or delivery of an Affidavit of Loss, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, certificates for the number of shares of Common Stock and Redeemable Preferred Stock to which such holder shall be entitled upon conversion. The issuance of certificates for Common Stock and Redeemable Preferred Stock upon conversion of Convertible Preferred Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock. Notwithstanding anything to the contrary set forth in this Section A.6(d), in the event that the holders of shares of Convertible Preferred Stock elect to convert such shares pursuant to Section A.6(a) in connection with any Liquidation Event, Extraordinary Transaction not constituting a QET or initial public offering not constituting a QPO, (i) the Voluntary Conversion Notice shall be delivered to the Corporation prior to the effective date of or record date for (as applicable) such Liquidation Event, Extraordinary Transaction or initial public offering and such Voluntary Conversion Notice shall be effective as of, and shall in all cases be subject to, the occurrence of such Liquidation Event or closing of such Extraordinary Transaction or initial public offering and (ii) if such Liquidation Event, Extraordinary Transaction or initial public offering occurs, all outstanding shares of Convertible Preferred Stock shall be deemed to have been converted into shares of Common Stock and Redeemable Preferred Stock immediately prior thereto, provided that the Corporation shall make appropriate provisions (x) for the Common Stock issued upon such conversion to be treated on the same basis as all other Common Stock in such Liquidation Event, Extraordinary Transaction or initial public offering provided that the foregoing shall not be construed to provide or require the registration of any shares of Common Stock for sale and (y) for the payment of the Redeemable Liquidation Preference Amount (as defined in Section B.4) in connection with any Liquidation Event or the redemption of the Redeemable Preferred Stock (issued upon such conversion) upon election of such redemption in connection with any Extraordinary Transaction or initial public offering, if applicable, as provided herein. In the event of any public offering constituting a QPO or an Extraordinary Transaction constituting a QET, the provisions of Section A.5(e) shall apply.


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

               (e) PROCEDURE FOR AUTOMATIC CONVERSION. As of, and in all cases subject to, the closing of a QPO or QET (the "Automatic Conversion Date"), all outstanding shares of Convertible Preferred Stock shall be converted automatically into shares of Common Stock and Redeemable Preferred Stock at the applicable conversion rates specified in Section A.6(a) and without any further action by the holders of such shares and whether or not the certificates representing such shares of Convertible Preferred Stock are surrendered to the Corporation or its transfer agent; PROVIDED, HOWEVER, that all holders of Convertible Preferred Stock shall be given prior written notice of the occurrence of a QPO or QET in accordance with Section A.9 hereof. The Corporation shall not be obligated to issue certificates evidencing the shares of Redeemable Preferred Stock or Common Stock issuable on the Automatic Conversion Date (or the payment for the shares of Redeemable Preferred Stock which are redeemed immediately after such automatic conversion as provided below and in Section B.5(a)(i)) unless certificates evidencing such shares of the Convertible Preferred Stock being converted, or an Affidavit or Affidavits of Loss with respect to such certificates, are delivered to the Corporation or its transfer agent. On the Automatic Conversion Date, all rights with respect to the Convertible Preferred Stock so converted shall terminate, except any of the rights of the holders thereof upon surrender of their certificate or certificates therefor or delivery of an Affidavit of Loss thereof to receive certificates for the number of shares of Common Stock and Redeemable Preferred Stock into which such Convertible Preferred Stock has been converted (or the payment to which such holder is entitled as provided below and in Section B.5(a)(i)). Certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. Upon surrender of such certificates or Affidavit of Loss the Corporation shall issue and deliver to such holder, promptly (and in any event in such time as is sufficient to enable such holder to participate in such QPO or QET) at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock and number of shares of Redeemable Preferred Stock into which the shares of the Convertible Preferred Stock surrendered were convertible on the Automatic Conversion Date. Notwithstanding anything to the contrary set forth in this Section A.6(e), the Corporation may deliver, in lieu of certificates for Redeemable Preferred Stock, a payment in an amount and form determined pursuant to Section B.5(b) hereof on account of the redemption of such Redeemable Preferred Stock, and upon such payment the Redeemable Preferred Stock into which such Convertible Preferred Stock would have been converted shall be deemed to have been issued and redeemed by the Corporation.

               (f) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock and Redeemable Preferred Stock solely for the purpose of effecting the conversion of the shares of Convertible Preferred Stock such number of its shares of Common Stock and Redeemable Preferred Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock and Redeemable Preferred Stock shall not be sufficient to effect the conversion of all then outstanding shares of Convertible Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock and Redeemable Preferred Stock to such number of shares as shall be sufficient for such purpose.

               (g) NO CLOSING OF TRANSFER BOOKS. The Corporation shall not close its books against the transfer of shares of Convertible Preferred Stock in any manner which would interfere with the timely conversion of any shares of Convertible Preferred Stock.

         7. ADJUSTMENTS. The Conversion Price and Conversion Value in effect from time to time shall be subject to adjustment from and after June 18, 1997, and regardless of whether any shares of Convertible Preferred Stock are then issued and outstanding as follows:

               (a)    ADJUSTMENTS TO CONVERSION PRICE.

                     (i) STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. Upon the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or the combination of outstanding shares of Common Stock into a smaller number of shares of the Common Stock, the Conversion Price shall, simultaneously with the happening of such dividend, subdivision or split be adjusted by multiplying the then effective Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Section A.7(a)(i) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

                     (ii) SALE OF COMMON STOCK. In the event the Corporation shall at any time, or from time to time, issue, sell or exchange any shares of Common Stock including shares held in the Corporation's treasury but excluding up to an aggregate 3,735,479 shares of Common Stock (as appropriately adjusted for stock splits, stock dividends and the like) issued to officers, Directors, employees of, or consultants, advisors, independent contractors to the Corporation or the Corporation's Employee Stock Ownership Plan (the "ESOP") (collectively, "Eligible Employees") pursuant to the Corporation's 1995 Stock Option Plan, 1997 Stock Option Plan or ESOP (collectively, the "Plans") or upon the exercise of options or other rights issued to such Eligible Employees pursuant to the Plans (collectively, the "Excluded Shares"), for a consideration per share less than the Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares, then, and thereafter successively upon each such issuance, sale or exchange, the Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares shall forthwith be reduced to an amount determined by multiplying such Conversion Price by a fraction:

                    (A) the numerator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such additional shares of Common Stock (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Convertible Preferred Stock, options, warrants, rights or convertible securities), plus (Y) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Conversion Price (prior to adjustment), and

                    (B) the denominator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such additional shares of Common Stock (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Convertible Preferred Stock, options, warrants, rights or convertible securities), plus (Y) the number of such additional shares of Common Stock so issued.

          (iii) SALE OF OPTIONS, RIGHTS OR CONVERTIBLE SECURITIES. In the event the Corporation shall at any time or from time to time, issue options, warrants or rights to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock (other than any options or warrants for Excluded Shares), for a consideration per share (determined by dividing the Net Aggregate Consideration (as determined below) by the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or convertible securities were exercised or converted to the fullest extent permitted by their terms) less than the Conversion Price in effect immediately prior to the issuance of such options or rights or convertible or exchangeable securities, the Conversion Price in effect immediately prior to the issuance of such options, warrants or rights or securities shall be reduced to an amount determined by multiplying such Conversion Price by a fraction:

                    (A) the numerator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, rights or convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Convertible Preferred Stock, options, warrants, rights or convertible securities), plus (Y) the number of shares of Common Stock which the total amount of consideration received by the Corporation for the issuance of such options, warrants, rights or convertible securities plus the minimum amount set forth in the terms of such security as payable to the Corporation upon the exercise or conversion thereof (the "Net Aggregate Consideration") would purchase at the Conversion Price prior to adjustment, and

                    (B) the denominator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, warrants, rights or convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Convertible Preferred Stock, options, warrants, rights or convertible securities), plus (Y) the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or convertible securities were exercised or converted.

          (iv) EXPIRATION OR CHANGE IN PRICE. If the consideration per share provided for in any options or rights to subscribe for shares of Common Stock or any securities exchangeable for or convertible into shares of Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such options or convertible securities provided for such changed consideration per share (determined as provided in Section A.7(a)(iii) hereof), at the time initially granted, issued or sold; PROVIDED, that such adjustment of the Conversion Price will be made only as and to the extent that the Conversion Price effective upon such adjustment remains less than or equal to the Conversion Price that would be in effect if such options, rights or securities had not been issued. No adjustment of the Conversion Price shall be made under this Section A.7(a) upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if an adjustment shall previously have been made upon the issuance of such warrants, options or other rights. Any adjustment of the Conversion Price shall be disregarded if, as, and when the rights to acquire shares of Common Stock upon exercise or conversion of the warrants, options, rights or convertible securities which gave rise to such adjustment expire or are canceled without having been exercised, so that the Conversion Price effective immediately upon such cancellation or expiration shall be equal to the Conversion Price in effect at the time of the issuance of the expired or canceled warrants, options, rights or convertible securities, with such additional adjustments as would have been made to that Conversion Price had the expired or canceled warrants, options, rights or convertible securities not been issued.

          (b) ADJUSTMENT TO CONVERSION VALUE UPON CERTAIN QPOS. As set forth below, upon a QPO in which the Price to Public (as defined in Section A.6(b)) is
1.25 times or greater but less than two (2) times the Conversion Price, for the purpose of determining the number of shares of Common Stock to be issued upon conversion of the Convertible Preferred Stock in connection therewith, the Conversion Value shall be adjusted prior to the closing and conversion by multiplying the Conversion Value then in effect by the applicable Conversion Value Multiplier set forth below. The Conversion Value Multiplier is determined according to (i) the closing date of such offering and (ii) the Price to Public expressed as a multiple of the Conversion Price. The Conversion Value Multiplier with respect to any multiple of the Conversion Price between any of the data points in any column below shall be determined by linear interpolation (for example, given a QPO on July 1, 1997 with a Price to Public equal to 1.625 times the Conversion Price, the Conversion Value Multiplier would be 1.0355).

------------------------------------------------------------------------------------------------------------------
          Price to Public Per Share Expressed as
               Multiple of Conversion Price                             Conversion Value Multiplier
------------------------------------------------------------------------------------------------------------------
        On or Before                      After                    On or Before                    After
        June 18, 1998                 June 18, 1998               June 18, 1999                June 18, 1999
------------------------------------------------------------------------------------------------------------------
            1.75X                         2.0X                         1.0                         1.0
------------------------------------------------------------------------------------------------------------------
             1.5X                        1.75X                       1.071                        1.086
------------------------------------------------------------------------------------------------------------------
            1.25X                         1.5X                       1.167                        1.20
------------------------------------------------------------------------------------------------------------------
                                         1.25X                        1.30                        1.36
------------------------------------------------------------------------------------------------------------------

          (c) OTHER ADJUSTMENTS. In the event the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event lawful and adequate provision shall be made so that the holders of Convertible Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities of the Corporation which they would have received had their Convertible Preferred Stock been converted into Common Stock and Redeemable Preferred Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section A.7 as applied to such distributed securities.

       If the Common Stock issuable upon the conversion of the Convertible Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section A.7), then and in each such event the holder of each share of Convertible Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

          (d) MERGERS AND OTHER REORGANIZATIONS. Unless such transaction is a QET (in which case Section A.6(b) shall apply and this subsection shall not apply), if at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section A.7) or a merger or consolidation of the Corporation with or into another Corporation or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of and as a condition to the effectiveness of such reorganization, merger, consolidation or sale, lawful and adequate provision shall be made so that the holders of the Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Convertible Preferred Stock the number of shares of stock or other securities or property of the Corporation or of the successor Corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of the Convertible Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section A.7 (including without limitation provisions for adjustment of the Conversion Price and the number of shares purchasable upon conversion of the Convertible Preferred Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities or assets to be deliverable thereafter upon the conversion of the Convertible Preferred Stock.

          (e) All calculations under this Section A.7 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

          (f) Upon the occurrence of each adjustment or readjustment pursuant to this Section A.7, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
(i) such adjustments and readjustments, (ii) the Conversion Prices before and after such adjustment or readjustment, and (iii) the number of shares of Common Stock and Redeemable Preferred Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Convertible Preferred Stock.

     8. COVENANTS. So long as any shares of Convertible Preferred Stock (or Redeemable Preferred Stock, as applicable) shall be outstanding, the Corporation shall not, without first having provided the written notice of such proposed action to each holder of outstanding shares of Convertible Preferred Stock (or Redeemable Preferred Stock, as applicable) and having obtained the affirmative vote or written consent of the holders of not less than sixty-six and two-thirds percent in voting power of the outstanding shares of Convertible Preferred Stock (or Redeemable Preferred Stock, as applicable), voting as a single class, with each share of Convertible Preferred Stock (or Redeemable Preferred Stock, as applicable) entitling the holder thereof to one vote per share of Convertible Preferred Stock held by such holder:

          (a) unless such transaction is a QET, effect (I) any Extraordinary Transaction or other sale or transfer of all or substantially all of the properties and assets of any subsidiary of the Corporation, (II) any recapitalization of the Corporation or (III) any other transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred;

          (b)     dissolve, liquidate or wind up its operations;

          (c) directly or indirectly redeem, purchase, or otherwise acquire for consideration any shares of its Common Stock or any other class of its capital stock except for (i) redemption of Convertible Preferred Stock or Redeemable Preferred Stock pursuant to and as provided in this Certificate of Incorporation, (ii) repurchase of up to 1,101,471 shares of Common Stock from the stockholders of the Company pursuant to a Repurchase Agreement dated June 18, 1997, or (iii) redemption or repurchase of Common Stock issued pursuant to the Plans from Eligible Employees (as defined in Section A.7(a)(ii)) pursuant to an agreement containing vesting and/or repurchase provisions approved by the Board of Directors of the Corporation or a committee thereof;

          (d) propose or adopt any amendment to this Article IV, or any other amendment to this Certificate of Incorporation or the Corporation's By-Laws that eliminates, amends or restricts or otherwise adversely affects the rights and preferences of the Convertible Preferred Stock or the Redeemable Preferred Stock, or increase the authorized shares of Convertible Preferred Stock or Redeemable Preferred Stock;

          (e) declare or make dividend payments on any shares of Common Stock or any other class of the Corporation's capital stock;

          (f) create, or obligate itself to create, any class or series of shares having preference over or being on a parity with the Convertible Preferred Stock or the Redeemable Preferred Stock;

          (g)     increase the size of the Board of Directors to more than seven
(7) members; or

          (h) except as provided in the Corporation's 1997 Management Bonus Plan, pay any bonuses to the Corporation's executive officers unless any such bonus shall have been unanimously approved by the compensation committee of the Board of Directors.

     Further, the Corporation and each subsidiary of the Corporation shall not, by amendment of this Certificate of Incorporation or through any Extraordinary Transaction or other reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation and each subsidiary of the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Article IV and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Convertible Preferred Stock and the Redeemable Preferred Stock set forth in this Certificate against impairment. Any successor to the Corporation or any subsidiary of the Corporation shall agree, as a condition to such succession, to carry out and observe the obligations of the Corporation hereunder with respect to the Convertible Preferred Stock and the Redeemable Preferred Stock.

          9.      NOTICE

                  (a) LIQUIDATION EVENTS, EXTRAORDINARY TRANSACTIONS, ETC. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or who are entitled to vote at a meeting (or by written consent) in connection with any of the transactions identified in clause (ii) hereof, or
(ii) any Liquidation Event (as defined in Section A.4), any Extraordinary Transaction, QET or QPO (each as defined in Section A.6) or any other public offering becomes reasonably likely to occur, the Corporation shall mail or cause to be mailed by first class mail (postage prepaid) to each holder of Convertible Preferred Stock (or each holder of Redeemable Preferred Stock, as applicable) at least twenty (20) business days prior to such record date specified therein or the expected effective date of any such transaction, whichever is earlier, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event, Extraordinary Transaction, QET, QPO or other public offering is expected to become effective, and (C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event.

                  (b) WAIVER OF NOTICE. The holder or holders of not less than sixty-six and two-thirds percent in voting power of the outstanding shares of Convertible Preferred Stock (or Redeemable Preferred Stock, as applicable) may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon the holders of all such securities.

                  (c) GENERAL. In the event that the Corporation provides any notice, report or statement to any holder of Common Stock, the Corporation shall at the same time provide a copy of any such notice, report or statement to each holder of outstanding shares of Convertible Preferred Stock (or Redeemable Preferred Stock, as applicable).

     10. NO REISSUANCE OF CONVERTIBLE PREFERRED STOCK. No share or shares of Convertible Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

                          B. REDEEMABLE PREFERRED STOCK

     1. DESIGNATION; RANKING. A total of 2,202,942 shares of the Corporation's Preferred Stock shall be designated as Redeemable Preferred Stock, $.01 par value per share (the "Redeemable Preferred Stock").

     2.   ELECTION OF DIRECTORS; VOTING.

          (a) ELECTION OF DIRECTORS. The holders of outstanding shares of Redeemable Preferred Stock shall, voting together as a separate class, be entitled to elect one (1) Director. Such Director shall be the candidate receiving the highest number of affirmative votes (with each holder of Redeemable Preferred Stock entitled to cast one vote for or against each candidate with respect to each share of Redeemable Preferred Stock held by such holder) of the outstanding shares of Redeemable Preferred Stock (the "Redeemable Preferred Stock Director Designee"), with votes cast against such candidate and votes withheld having no legal effect. The election of the Redeemable Preferred Stock Director Designee by the holders of the Redeemable Preferred Stock shall occur (i) at the annual meeting of holders of capital stock, (ii) at any special meeting of holders of capital stock, (iii) at any special meeting of holders of Redeemable Preferred Stock called by holders of a majority of the outstanding shares of Redeemable Preferred Stock or (iv) by the unanimous written consent of holders of the outstanding shares of Redeemable Preferred Stock. Upon conversion of the Convertible Preferred Stock, the Convertible Preferred Stock Director Designee then serving on the Corporation's board of directors shall continue in such capacity as the Redeemable Preferred

Stock Designee. If at any time when any share of Redeemable Preferred Stock is outstanding the Redeemable Preferred Stock Director Designee should cease to be a Director for any reason, the vacancy shall only be filled by the vote or written consent of holders of the outstanding shares of Redeemable Preferred Stock, voting together as a separate class, in the manner and on the basis specified above.

          (b) VOTING GENERALLY. Except as set forth above with respect to the election of the Redeemable Preferred Stock Director Designee, the holders of Redeemable Preferred Stock shall not be entitled to vote on any matters except to the extent otherwise required under the General Corporation Law of the State of Delaware.

     3. DIVIDENDS. The holders of outstanding shares of Redeemable Preferred Stock shall be entitled to receive, out of any funds legally available therefor, cumulative (non-compounding) dividends on the Redeemable Preferred Stock in cash, at the rate per annum of three percent (3%) of $6.8091 per share (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Redeemable Preferred Stock), or $.2043 per share of Redeemable Preferred Stock as of the date this Certificate of Incorporation is first filed with the Delaware Secretary of State (a "Redeemable Cumulative Dividend"). Such dividends will accrue commencing as of the date of issuance of the Redeemable Preferred Stock and be cumulative, to the extent unpaid, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Redeemable Cumulative Dividends shall become due and payable with respect to any share of Redeemable Preferred Stock as provided in Section B.4 and Section B.5. So long as any shares of Redeemable Preferred Stock are outstanding and the Redeemable Cumulative Dividends have not been paid in full in cash: (A) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any capital stock of the Corporation ranking junior to the Redeemable Preferred Stock; and (B) no shares of capital stock of the Corporation ranking junior to the Redeemable Preferred Stock shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof. All numbers relating to the calculation of dividends pursuant to this Section B.3 shall be subject to equitable adjustment in the event of any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Redeemable Preferred Stock.

     4.    LIQUIDATION.

           (a) Upon any Liquidation Event, each holder of outstanding shares of Redeemable Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders, whether such assets are capital, surplus, or earnings as follows, and before any amount shall be paid or distributed to the holders of Common Stock or of any other stock ranking on liquidation junior to the Redeemable Preferred Stock, an amount in cash equal to the sum of (i) the Redeemable Base Liquidation Amount (as determined in Section B.4(b) below) multiplied by the number of shares of Redeemable Preferred Stock held by such holder, plus (ii) any accumulated but unpaid dividends to which such holder of outstanding shares of Redeemable Preferred Stock is entitled pursuant to Section B.3 and B.5(d) hereof, plus (iii) any interest accrued pursuant to Section B.5(c) to which such holder of outstanding shares of Redeemable Preferred Stock is entitled, plus (iv) any accumulated but unpaid dividends or other amounts due on or in respect of the shares of Convertible Preferred Stock held by such holder prior to the conversion of such Convertible Preferred Stock (the "Redeemable Liquidation Preference Amount"); PROVIDED, HOWEVER, that if, upon any Liquidation Event, the amounts payable with respect to the Redeemable Preferred Stock are not paid in full, the holders of the Redeemable Preferred Stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled.

           (b) The per share "Redeemable Base Liquidation Amount" shall be determined according to (i) the closing date of the Liquidation Event, QPO, QET, Extraordinary Transaction or public offering (each a "Measurement Event") and (ii) (A) in connection with a QPO or public offering, the Price to Public (as defined in Section A.6(b)) expressed as a multiple of the Conversion Price or, (B) in connection with a Liquidation Event, QET, or Extraordinary Transaction, the value (as determined in Section B.4(c) below, and excluding any amount held in escrow or otherwise not actually received as of such closing date), expressed as a multiple of the Conversion Price, of the cash, securities or other consideration distributed, paid or delivered at closing with respect to each share of Common Stock. The following schedule sets forth the Redeemable Base Liquidation Amount at various data points. Between data points, the Redeemable Base Liquidation Amount reduces in a linear fashion corresponding to linear increases in either time (with a day being the smallest unit of measurement), multiple or both. For example, if on June 18, 1999 the Price to Public or per share value of such consideration were 2.5 times the Conversion Price, the Redeemable Base Liquidation Amount per share would be $5.6743. By way of further example, if on December 18, 1998 the Price to Public or per share value of such consideration were 3.5 times the Conversion Price, the Redeemable Base Liquidation Amount per share would be $0.00, and each holder would be entitled to receive the amounts due under clauses (ii) through (iv) of Section B.4(a) above.


--------------------------------------------------------------------------------------------------------------------
       Price to Public                                  CLOSING DATE OF MEASUREMENT EVENT
        or Value of
       Consideration                On or prior to               September 18, 1999            On or after
        Expressed as               December 18, 1998                                           June 18, 2000
         Multiple of
      Conversion Price
--------------------------------------------------------------------------------------------------------------------
            2.0X                         $6.8091                     $6.8091                      $6.8091
--------------------------------------------------------------------------------------------------------------------
            2.5X                         $3.4046                     $6.8091                      $6.8091
--------------------------------------------------------------------------------------------------------------------
            3.0X                         $ 0.00                      $3.4046                      $6.8091
--------------------------------------------------------------------------------------------------------------------
            3.5X                         $ 0.00                       $ 0.00                      $3.4046
--------------------------------------------------------------------------------------------------------------------
            4.0X                         $ 0.00                       $ 0.00                      $ 0.00
--------------------------------------------------------------------------------------------------------------------

           (c) VALUATION OF DISTRIBUTION SECURITIES. For purposes of determining the Redeemable Base Liquidation Amount, any securities or other consideration to be delivered to the holders of the Common Stock upon completion of any Measurement Event shall be valued as follows:

                  (i) If traded on a nationally recognized securities exchange or inter- dealer quotation system, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) business days prior to the closing;

                  (ii) If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three
(3) business days prior to the closing; and

                  (iii) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of not less than sixty-six and two-thirds percent in voting power of the outstanding shares of Convertible Preferred Stock, provided that if the Corporation and the holders of sixty-six and two-thirds percent in voting power of the outstanding shares of Convertible Preferred Stock are unable to reach agreement, then by independent appraisal by an investment banker hired and paid by the Corporation, but reasonably acceptable to the holders of sixty-six and two-thirds percent in voting power of the outstanding shares of Convertible Preferred Stock.

     5.    REDEMPTION.

           (a)    REDEMPTION EVENTS.

                  (i) AUTOMATIC. Immediately upon and as of, and in all cases subject to, the closing of a QPO or QET, the Corporation shall redeem all (and not less than all) of the outstanding shares of Redeemable Preferred Stock at the Redemption Price specified in Section B.5(b); provided that if the Corporation shall receive the proceeds from such QPO or QET in next-day available funds, such redemption shall occur on the first business day following such closing.

                  (ii)  OPTIONAL.

                        (A) UPON CERTAIN TRANSACTIONS. Upon the election of the holder or holders of not less than sixty-six and two-thirds percent in voting power of the outstanding Redeemable Preferred Stock (or Convertible Preferred Stock, as applicable, proposing to convert the same in order to effect a redemption of the Redeemable Preferred Stock received upon such conversion hereunder), the Corporation shall redeem all (and not less than all, other than pursuant to Section B.5(c) below) of the outstanding shares of Redeemable Preferred Stock upon the occurrence of an Extraordinary Transaction (as defined in Section A.6) not constituting a QET or, other than a public offering initiated by the holders of Convertible Preferred Stock or Redeemable Preferred stock, a public offering not constituting a QPO.

                        (B) NOTICE. An election pursuant to subparagraph (A) of this Section B.5(a)(ii) shall be made by such holders giving the Corporation and each other holder of Redeemable Preferred Stock (or Convertible Preferred Stock, as applicable) not less that five (5) days prior written notice, which notice shall set forth the date for such redemption.

           (b) REDEMPTION DATE; REDEMPTION PRICE. Upon the election of the holders of not less than sixty-six and two-thirds percent in voting power of the outstanding Redeemable Preferred Stock to cause the Corporation to redeem the Redeemable Preferred Stock pursuant to Section B.5(a)(ii), all holders of Redeemable Preferred Stock shall be deemed to have elected to cause the Redeemable Preferred Stock to be so redeemed. Any date upon which a redemption shall occur in accordance with Section B.5(a) shall be referred to as a "Redemption Date." The redemption price for each share of Redeemable Preferred Stock redeemed pursuant to this Section B.5 shall be the sum of (i) the Redeemable Base Liquidation Amount (as set forth in Section B.4(b) above), plus
(ii) any accumulated but unpaid dividends on such share of Redeemable Preferred Stock pursuant to Section B.3 and Section B.5(d) hereof, plus (iii) any interest accrued with respect to such share of Convertible Preferred Stock pursuant to Section B.5(c), plus (iv) any accumulated but unpaid dividends or other amounts due on or in respect of the share of Convertible Preferred Stock from which such share of Redeemable Preferred Stock was converted (the "Redemption Price"). Except as holders of sixty-six and two-thirds percent of the Redeemable Preferred Stock shall otherwise agree, the Redemption Price shall be payable in cash in immediately available funds to the respective holders of the Redeemable Preferred Stock on the Redemption Date; PROVIDED, HOWEVER, that upon a QPO in which the Price to Public (as defined in Section A.6(b)) is 1.25 times or greater but less than two (2) times the Conversion Price, the portion of the Redemption Price representing the Redeemable Base Liquidation Amount shall be payable in a combination of cash and promissory notes, which promissory notes will have a maturity date equal to one year after the Redemption Date, shall bear interest at the per annum rate equal to the greater of (x) 12% or (y) 5% over the Citibank prime rate published in the Wall Street Journal on the Redemption Date and shall contain other customary terms and provisions ("Promissory Notes"), as set forth below, and the remaining portions of the Redemption Price set forth in clause (ii) through (iv) of this Section B.5(b) shall be paid in cash. The per share amount of cash and amount of Promissory Notes is determined according to (i) the closing date of such offering and (ii) the Price to Public expressed as a multiple of the Conversion Price. The per share amount of cash and amount of Promissory Notes with respect to any multiple of the Conversion Price between any of the data points in any column below shall be determined by linear interpolation (for example, given a QPO on July 1, 1997 with a Price to Public equal to 1.625 times the Conversion Price, the Redemption Price shall be payable $6.2417 in cash and $.5674 in Promissory Notes).

----------------------------------------------------------- --------------------------------------------------------
     Price to Public as Multiple of Conversion                              Combination of Cash
                     Price                                                  and Promissory Notes
------------------------------ ---------------------------- --------------------------- ----------------------------
        On or Before                      After                    Cash Payment                Promissory Note
        June 18, 1998                 June 18, 1998              Amount Per Share              Amount Per Share
------------------------------ ---------------------------- --------------------------- ----------------------------
            1.75X                         2.0X                       $6.8091                       $0.00
------------------------------ ---------------------------- --------------------------- ----------------------------
            1.5X                          1.75X                      $5.6743                     $1.1348
------------------------------ ---------------------------- --------------------------- ----------------------------


                                       21

            1.25X                         1.5X                       $4.5394                      $2.2697
------------------------------ ---------------------------- --------------------------- ----------------------------
                                          1.25X                      $4.5394                      $2.2697
------------------------------ ---------------------------- --------------------------- ----------------------------

         Until the full Redemption Price, including any interest thereon, has been paid to such holders in cash (or cash and Promissory Notes, as provided above) for all shares of Redeemable Preferred Stock redeemed as of the applicable Redemption Date: (A) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any capital stock of the Corporation; and (B) no shares of capital stock of the Corporation (other than the Redeemable Preferred Stock in accordance with this Section B.5 or shares of capital stock the repurchase of which is required pursuant to the provisions of ERISA or any like statutory requirement) shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof.

           (c) REDEMPTION PROHIBITED. If, at a Redemption Date, the Corporation is prohibited under the General Corporation Law of the State of Delaware from redeeming all shares of Redeemable Preferred Stock for which redemption is required hereunder, then it shall redeem such shares on a pro-rata basis among the holders of Redeemable Preferred Stock in proportion to the full respective redemption amounts to which they are entitled hereunder to the extent possible and shall redeem the remaining shares to be redeemed as soon as the Corporation is not prohibited from redeeming some or all of such shares under the General Corporation Law of the State of Delaware, subject to the last paragraph of Section A.8. The shares of Redeemable Preferred Stock not redeemed shall remain outstanding and entitled to all of the rights and preferences provided in this Article IV. In the event that the Corporation fails to redeem shares for which redemption is required pursuant to Section B.5, then during the period from the applicable Redemption Date through the date on which such shares are redeemed, the applicable Redemption Price of such shares plus additional dividends that accumulate in respect of such shares under Section B.5(d) shall bear interest at the per annum rate of the greater of (i) 12% or (ii) 5% over the Citibank prime rate published in the Wall Street Journal on such Convertible Preferred Redemption Date, compounded annually; PROVIDED, HOWEVER, that in no event shall such interest exceed the maximum permitted rate of interest under applicable law (the "Maximum Permitted Rate"). In the event that fulfillment of any provision hereof results in such rate of interest being in excess of the Maximum Permitted Rate, the obligation to be fulfilled shall automatically be reduced to eliminate such excess; PROVIDED, HOWEVER, that any subsequent increase in the Maximum Permitted Rate shall be retroactively effective to the applicable Preferred Redemption Date.

           (d) DIVIDEND AFTER REDEMPTION DATE. From and after a Redemption Date, no shares of Redeemable Preferred Stock subject to redemption shall be entitled to any further dividends pursuant to Section B.3 hereof; PROVIDED, HOWEVER, that in the event that shares of Redeemable Preferred Stock are unable to be redeemed and continue to be outstanding in accordance with Section B.5(c), such shares shall continue to be entitled to dividends and interest thereon as provided in Sections B.3 and B.5(c) until the date on which such shares are actually redeemed by the Corporation.

           (e) SURRENDER OF CERTIFICATES. Upon receipt of the applicable Redemption Price by certified check or wire transfer, each holder of shares of Redeemable Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, duly assigned or endorsed for transfer (or accompanied by duly executed stock powers relating thereto), or shall deliver an Affidavit of Loss with respect to such certificates at the principal executive office of the Corporation or the office of the transfer agent for the Redeemable Preferred Stock or such office or offices in the continental United States of an agent for redemption as may from time to time be designated by notice to the holders of Redeemable Preferred Stock (or the holders of Convertible Preferred Stock, as applicable), and each surrendered certificate shall be canceled and retired; PROVIDED, HOWEVER, that if the holder has exercised its redemption right pursuant to Section B.5(a)(ii)(A), the holder shall not be required to surrender said certificate(s) to the Corporation until said holder has received a new stock certificate for those shares of Redeemable Preferred Stock not so redeemed.

     6. NOTICE. In the event that the Corporation provides or is required to provide notice to any holder of Convertible Preferred Stock or any holder of Common Stock in accordance with the provisions of this Certificate of Incorporation (including the provisions of Section A.9) and/or the Corporation's by-laws, the Corporation shall at the same time provide a copy of any such notice to each holder of outstanding shares of Redeemable Preferred Stock.

     7. NO REISSUANCE OF REDEEMABLE PREFERRED STOCK. No share or shares of Redeemable Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

     8. COVENANTS. So long as any shares of Redeemable Preferred Stock shall be outstanding the provisions of Section A.8 shall apply to all shares of Redeemable Preferred Stock as if such shares were shares of Convertible Preferred Stock.


                                 C. COMMON STOCK

     1. DESIGNATION; RANKING. A total of 20,000,000 shares of the Corporation's common stock shall be designated as Common Stock, $.01 par value per share (the "Common Stock").

     2.    VOTING.

           (a) ELECTION OF DIRECTORS. The holders of Common Stock voting together with the holders of outstanding Convertible Preferred Stock as a single class, shall be entitled to elect all of the Directors of the Corporation, other than the Directors who are subject to election by the holders of Convertible Preferred Stock or Redeemable Preferred Stock as a separate class for so long as any shares of Convertible Preferred Stock or Redeemable Preferred Stock remain outstanding, and thereafter shall be entitled to elect all of the Directors of the Corporation. Such Directors shall be the candidates receiving the highest number of affirmative votes entitled to be cast (with each holder entitled to cast one vote for or against each candidate with respect to each share held by such holder), with votes cast against such candidates and votes withheld having no legal effect. The election of such Directors shall occur at the annual meeting of holders of capital stock or at any special meeting called and held in accordance with the by-laws of the

Corporation. If a person elected in accordance with the foregoing provisions should cease to be a Director for any reason, the vacancy shall only be filled by the vote or written consent of holders of the outstanding shares entitled to vote for such Directors, in the manner and on the basis specified above.

           (b) OTHER VOTING. The holder of each share of Common Stock shall be entitled to one vote for each such share as determined on the record date for the vote or consent of stockholders and shall vote together with the holders of the Convertible Preferred Stock as a single class upon any items submitted to a vote of stockholders, except as otherwise provided herein.

     3. DIVIDENDS. Subject to the payment in full of all preferential dividends to which the holders of the Convertible Preferred Stock and the Redeemable Preferred Stock are entitled hereunder, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion. The Board of Directors shall give the holders of Convertible Preferred Stock twenty (20) days prior written notice of the declaration of any such dividends, and the record date for such dividends shall not precede the expiration of such twenty (20) day period.

     4. LIQUIDATION. Upon any Liquidation Event, after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of Convertible Preferred Stock or Redeemable Preferred Stock, as applicable, are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock (and, to the extent applicable under Section A.4(a), Convertible Preferred Stock) shall be entitled to share ratably in the remaining assets of the Corporation available for distribution.

     5. FRACTIONAL SHARES; UNCERTIFICATED SHARES. The Corporation may issue fractional shares (up to five decimal places) of Common Stock. Fractional shares shall be entitled to dividends (on a pro rata basis), and the holders of fractional shares shall be entitled to all rights as stockholders of the Corporation to the extent provided herein and under applicable law in respect of such fractional shares. Shares of Common Stock, or fractions thereof, may, but need not be represented by share certificates. Such shares, or fractions thereof, not represented by share certificates ("Uncertificated Common Shares") shall be registered in the stock records book of the Corporation. The Corporation at any time at its sole option may deliver to any registered holder of such shares share certificates to represent Uncertificated Common Shares previously issued (or deemed issued) to such holder.



                                    ARTICLE V

     In furtherance of and not in limitation of powers conferred by statute, it is further provided:

     1. Election of Directors need not be by written ballot unless the by-laws of the Corporation so provide.

     2. Except as set forth in Section A.8(c), the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation to the extent specified therein.


                                   ARTICLE VI

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken, except at a duly convened meeting or by unanimous written consent of the stockholders entitled to vote thereat with respect to the matters submitted thereto, and the power of stockholders to act by other than unanimous written consent without a meeting, is specifically denied, provided that the foregoing shall not apply with respect to consent, approval or waiver rights of the holders of the Convertible or Redeemable Preferred Stock set forth herein in cases for which less than unanimous consent by the holders of such class of securities is contemplated hereby.


                                   ARTICLE VII

     To the extent permitted by law, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated in the by-laws of the Corporation or from time to time by its Board of Directors.


                                  ARTICLE VIII

     No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a Director of the Corporation, except for liability (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the Director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the effective date of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each past or present Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

     Any repeal or modification of this Article VIII by (a) the stockholders of the Corporation or (b) an amendment to the General Corporation Law of the State of Delaware (unless such statutory amendment specifically provides to the contrary) shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring either before or after such repeal or modification, of a person serving as a Director prior to or at the time of such repeal or modification.


                                   ARTICLE IX

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by the undersigned duly authorized officer of the Corporation on this 29th day of August, 1997.


                                          INVITROGEN CORPORATION


                                          By: /s/ Lyle C. Turner
                                              ----------------------------------
                                              Lyle C. Turner, President

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             INVITROGEN CORPORATION

     Invitrogen Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST: That at a meeting of the Board of Directors, resolutions were duly adopted setting forth proposed amendments to the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling for a written consent of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

     RESOLVED, that conditioned on the receipt of requisite stockholder approval, the first paragraph of Article IV of the Corporation's Certificate of Incorporation be amended and restated in its entirety to read as follows:

     "The total number of shares of capital stock which the Corporation shall have authority to issue is 56,405,884, of which (a) 6,405,884 shares shall be preferred stock, par value $0.01 per share ("Preferred Stock"), and (b) 50,000,000 shares shall be common stock, par value $0.01 per share."

     RESOLVED, that conditioned on the receipt of requisite stockholder approval, Section C.1 of Article IV of the Corporation's Certificate of Incorporation be amended and restated in its entirety as follows:

                         "1. DESIGNATION; RANKING. A total of 50,000,000 shares of the Corporation's common stock shall be designated as Common Stock, $.01 par value per share (the "Common Stock")."


     RESOLVED, that conditioned on the receipt of requisite stockholder approval, Section C.2(a) of Article IV of the Corporation's Certificate of Incorporation be amended and restated in its entirety as follows:

                         "(a) ELECTION OF DIRECTORS. The holders of Common Stock voting together with the holders of outstanding Convertible Preferred Stock as a single class, shall be entitled to elect all of the Directors of the Corporation, other than the Directors who are subject to election by the holders of Convertible Preferred Stock or Redeemable Preferred Stock as a separate class for so long as any shares of Convertible Preferred Stock or Redeemable Preferred Stock remain outstanding, and thereafter shall be entitled to elect all of the Directors of the Corporation. Such Directors shall be the candidates receiving the highest number of affirmative votes entitled to be cast (with each holder entitled to cast one vote for or against each candidate with respect to each share held be such holder), with votes cast against such candidates and votes withheld having no legal effect. The election of such Directors shall occur at the annual meeting of holders of capital stock or at any special meeting called and held in accordance with the by-laws of the Corporation. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (other than the removal from office by a vote of the stockholders) may be filled only by a majority vote of the Directors then in office, though less than a quorum. Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office to which they have been elected expires, and until their respective successors are elected, except in the case of death or resignation of any Director, in which case the Director so chosen shall hold office for a term expiring at the next annual meeting of stockholders. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director."


     RESOLVED, that conditioned on the receipt of requisite stockholder approval, SECTION 1 OF ARTICLE V of the Certificate of Incorporation be amended and restated in its entirety to read as follows:

          "1. BOARD OF DIRECTORS.

                         (a) Election of Directors need not be by written ballot unless the by-laws of the Corporation so provide.


                         (b) Subject to Section A.8(g) hereof, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Following the Corporation's first QPO, the directors shall be divided into three classes with the term of office of the first class to expire at the annual meeting of the stockholders held in 2000; the term of office of the second class to expire at the meeting of the stockholders held in 2001; the term of office of the third class to expire at the annual meeting of the stockholders held in 2002; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election. Subject to the rights of the holders of any series of Preferred Stock then outstanding, a vacancy resulting from the removal of a director by the stockholders as provided in
     Article V, Section 3 below may be filled at a special meeting of the stockholders held for that purpose."

     RESOLVED, that conditioned on the receipt of requisite stockholder approval, SECTION 2 OF ARTICLE V of the Certificate of Incorporation be amended and restated in its entirety to read as follows:

                         "2. Except as set forth in A.8(c), the Board of Directors is expressly authorized to adopt, amend, or repeal the by-laws of the Corporation to the extent specified therein. Following the Corporation's first QPO, the by-laws of the Corporation may be amended or repealed, and new by-laws may be adopted, by the affirmative vote of the holders of at least 66-2/3% of the voting power of all the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, or by a vote of at least 66-2/3% of the number of directors of the Corporation then authorized, in the manner prescribed by the laws of the State of Delaware."


     RESOLVED, that conditioned on the receipt of requisite stockholder approval, a new SECTION 3 SHALL BE ADDED TO ARTICLE V of the Certificate of Incorporation to read in its entirety as follows:

                         "3. Following the Corporation's first QPO any director or the entire Board of Directors may be removed from office before the expiration of the applicable term of office only with cause."


     RESOLVED, that conditioned on the receipt of requisite stockholder approval, ARTICLE VI of the Certificate of Incorporation be amended and restated in its entirety as follows:

                         "Meetings of the stockholders may be held within or without the State of Delaware, as the by-laws may provide. Any action taken by the written consent of the stockholders of the Corporation must include the consent of the holder or holders of not less than a majority in voting power of the outstanding shares of Convertible Preferred Stock (or Redeemable Preferred Stock, as applicable). Following the closing of the Corporation's first QPO, the stockholders may no longer take action by written consent and may act only at an annual or special meeting."


     RESOLVED, that conditioned on the receipt of requisite stockholder approval, ARTICLE IX of the Certificate of Incorporation be amended and restated in its entirety as follows:

                         "The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, PROVIDED, HOWEVER, that following the Corporation's first QPO the affirmative vote of at least 66-2/3% of the voting power of all the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal Article V,
     Article VI, Article VIII, or this Article IX. All rights conferred upon stockholders herein are granted subject to this reservation."


     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the consent of the stockholders of said corporation was duly solicited and executed, pursuant to which the necessary number of shares as required by statute and by said corporation's Certificate of Incorporation, as amended, were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed and attested by its duly authorized officer this 15th day of January, 1999.

                                       By: /s/ Joseph Fernandez
                                       ---------------------------------
                                       Joseph Fernandez, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                             INVITROGEN CORPORATION

     Invitrogen Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST:       That at a meeting of the Board of Directors, resolutions were duly adopted setting forth proposed amendments to the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling for a written consent of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

     RESOLVED, that conditioned on the receipt of requisite stockholder approval, the first paragraph of Article IV of the Corporation's Certificate of Incorporation be amended and restated in its entirety to read as follows:

               "The total number of shares of capital stock which the Corporation shall have authority to issue is 131,405,888, of which (a) 6,405,888 shares shall be preferred stock, par value $0.01 per share ("Preferred Stock"), and (b) 125,000,000 shares shall be common stock, par value $0.01 per share."

     RESOLVED, that conditioned on the receipt of requisite stockholder approval, Section C.1 of Article IV of the Corporation's Certificate of Incorporation be amended and restated in its entirety as follows:

               "1. Designation; Ranking. A total of 125,000,000 shares of the Corporation's common stock shall be designated as Common Stock, $.01 par value per share (the "Common Stock").

     SECOND:      That thereafter, pursuant to resolution of its Board of
Directors, the consent of the stockholders of said corporation was duly solicited and executed, pursuant to which the necessary number of shares as required by statute and by said corporation's Certificate of Incorporation, as amended, were voted in favor of the amendment.

     THIRD:       That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware.

     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed and attested by its duly authorized officer this 13th day of September, 2000.

                                  By:   /s/ Warner Broaddus
                                        -----------------------------------
                                        Warner Broaddus, Secretary


                                       2